Exhibit 10.1

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amendment No. 1 (the “Amendment”) to the United Package NV, LLC (the “Company”) Limited Liability Operating Agreement (“Agreement”), originally dated June 3, 2025, is entered into as of September 8, 2025 (the “Effective Date”) by and among the Company, iPower Inc., a Nevada corporation (“IPW”), Custom Cup Factory, Inc., a California corporation (“CCF”), Yi Yang, an individual (“Yang”) and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

Whereas, the Amendment is being entered into for the purpose of clarifying the contributions made by each party under Article III of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

AGREEMENT

Section 1.01. The parties hereto agree that the Agreement shall be amended as set forth in Section 1.02 below.

Section 1.02. Section 2.08 (a)(i) of the Agreement is hereby amended and restated in its entirety. The revised portion is indicated below in bold and underlined, with the amendment to read as follows:

Section 2.08 (a)(i) IPW shall own 2,280 Class A Voting Units in consideration for IPW’s contribution to the Company of the following: (1) the initial production material and, during the term of the Agreement (2) the equipment and (3) use of the facility (the “Facility”), which Facility shall consist of a to-be-determined sq. ft. of space in IPW’s facility in Rancho Cucamonga, with the Company to be responsible for monthly rental payments for the use of such Facility in a to-be-determined amount;

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed as of the date first written above individually or by their respective officers thereunto duly authorized.

The Company:

United Package NV, LLC

a Nevada limited liability company

By: Custom Cup Factory, Inc., a Member

By: ______________________

Name: Yi Yang

Title: President

The Initial Members:

iPower Inc.

a Nevada corporation

By: ___________________________

Chenlong Tan, CEO

______________________________

Yi Yang

Custom Cup Factory, Inc.

a California corporation

By: ___________________________

       Yi Yang, President and Stockholder

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